UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

April 11, 2007

Energen Corporation

Alabama Gas Corporation

Registrant

1-7810	Alabama	63-0757759
2-38960	Alabama	63-0022000
Commission File Number	State of Incorporation	IRS Employer Identification Number

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On April 11, 2007, Energen Corporation (“the Company”) provided notice to The Bank of New York Trust Company, N.A., as successor to NationsBank of Georgia, National Association, as trustee, that the Company will voluntarily redeem the following-described Notes issued under the Indenture.

Energen Corporation Floating Rate Senior Notes due 2007, CUSIP # 29265NAR9, in the principal amount of $100,000,000 with an original issue date of November 16, 2004 and a stated maturity date of November 15, 2007. Redeemable on any interest payment date on or after November 15, 2005.

The requested redemption date for the above-referenced Notes is May 15, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

April 13, 2007	By	/s/ Charles W. Porter, Jr.
Charles W. Porter, Jr.
Vice President, Chief Financial Officer and Treasurer of Energen Corporation and Alabama Gas Corporation

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